Exhibit 23.1


CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

[We consent to the reference to our firm under the caption
"Experts" in Amendment No. 2 to the Registration Statement (Form
S-3) and related Prospectus of Cypros Pharmaceutical Corporation for the registration of shares of its common stock and to the incorporation by reference therein of our report dated August 26, 1996, with respect to the financial statements of Cypros Pharmaceutical Corporation included in its Annual Report (Form 10-K) for the year ended July 31, 1996, as amended, as filed on Forms 10-K/A filed with the Securities and Exchange
Commission.]


ERNST & YOUNG LLP
(Signature)
San Diego, California
[September 4, 1997]